EXHIBIT 10.3

AMENDMENT NUMBER ONE

TO THE OPERATING AGREEMENT OF ENFISSION, LLC

This Amendment Number One (“Amendment One”) to the January 25, 2018 Operating Agreement (“OA”) of Enfission, LLC, a Delaware limited liability company (the “Company”), amends the existing OA and shall be deemed effective as of May 7, 2018.

In accordance with OA Section 7.6(a), Lightbridge Corporation and Framatome Inc., (each a “Member” and collectively, all of the “Members” of the Company) hereby approve the following Amendments to the OA (double underline indicates added language and strikethrough indicates deleted language):

1. Section 3.1(e) The Capital Contributions, Membership Interests and Percentage Interests of each Member are set forth on Exhibit A, which shall be amended from time to time, as necessary and in a timely fashion, to reflect (i) the Transfer by a Member of its Membership Interests in accordance with Article IX, (ii) the issuance of New Securities or admission of a new Member in accordance with Section 7.2(k)(vii), (iii) Additional Capital Contributions made by the Members in accordance with Section 4.2, and (iv) such other events as otherwise may give rise to a change in a Member’s Capital Contributions or ownership of its Membership Interests under this Agreement. Upon any change in a Member’s Capital Contributions or ownership of its Membership Interests, the Board of Directors shall amend Exhibit A to properly reflect such change, and the Board of Directors shall deliver a copy of Exhibit A, as so amended, to each Member. For the avoidance of doubt, a transaction or event discussed in this Section 3.1(e) could cause a change in one or more of Capital Contributions, Membership Interests and Percentage Interests without causing a change in the others.

2. Section 6.1 Distributions Other Than Liquidation Proceeds. The Company shall not make any distributions to the Members except (i) as authorized by the Board of Directors in accordance with Section 7.2(k)(v), or (ii) as specified in this Section 6.1. Subject to Net Available Cash as determined by the Board of Directors, the ~~Company~~ Board may authorize the Company to make cash distributions as a result of income from the Company’s operations in respect of the Members’ Tax liabilities as a result of the Company’s income at least five days prior to the installment due dates specified in Section 6655(c) of the Code, ~~pro rata to each Member in proportion to the Member’s Percentage Interest..~~ Any amounts designated for distribution shall be distributed, subject to the Act, pro rata in proportion to ~~accordance with~~ the Members’ respective ~~Percentage Interests~~ Capital Accounts. The requirement that distributions be in proportion to the Members’ respective Capital Accounts shall apply to the tax distributions discussed in this Section 6.1, notwithstanding that this may result in one Member receiving more than is necessary to satisfy its Tax liability. Representative examples of and calculations for distributions that could be authorized by the Board under this Section 6.1 and Section 7.2(k)(v) are included in Exhibit A-1. For the avoidance of doubt, the Board is not obligated to make distributions to the Members, whether the Members’ Capital Accounts are equal or otherwise. When distributions are made to the Members they will be made pro rata in proportion to the Members’ Capital Accounts.

3. Updated Exhibit A (see attached)

4. New Exhibit A-1 (see attached)

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Exhibit A

CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS

~~Member~~	~~Capital Contribution~~	~~Membership Interests~~	~~Percentage Interest~~
~~Framatome~~	~~$10,000~~	~~1,000 Class A Membership Units~~	~~50%~~
~~Lightbridge~~	~~$10,000~~	~~1,000 Class A Membership Units~~	~~50%~~

~~* Additional Capital Contributions made by Lightbridge to the Company will be included in this Exhibit and will be in the form of contributed rights to IP that Lightbridgc owns by virtue of its work and funding of any R&D Services Agreement. These contributed rights will be in the form of a license to the Company of Lightbridgc co owned IP developed under the R&D Services Agreement. The contribution credit that Lightbridge will receive to its capital account in return for the contributed rights shall be equal to the fair market value of such contributed rights at the time of the contribution (at the time of Company formation), which the Members agree shall be derived from the R&D expenditures that Lightbridge has made (and for which it has not been reimbursed) plus the amount it has paid to Framatomc under the R&D Services Agreement up to the time of such contribution.~~

Membership Interests

Member	Membership Interests	Percentage Interest
Framatome	1,000 Class A Membership Units	50%
Lightbridge	1,000 Class A Membership Units	50%

Capital Contributions

Member	Capital Contribution	Date	Type
Framatome	$10,000	1.25.18	Initial Contribution
	$207,000	3.24.18	Additional Contribution
Total	$217,000

Lightbridge	$365,915	1.25.18	Pre-formation R7D Expenses
	$10,000	1.25.18	Initial Contribution
	$5,207,000	3.28.18	Additional Contribution
Total	$5,582,915

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EXHIBIT A-1

DISTRIBUTION CALCULATIONS (REPRESENTATIVE EXAMPLES)

Example 1

On March 20, the BOD, giving consideration to projected Capital Accounts and cash at March 31, votes to make a $2,000,000 distribution payable April 15 based on Capital Accounts at March 31.

The initial capital accounts were zero. The transactions through March 31 were as follows:

	Lightbridge	Framatome	Total
Initial cash capital contribution	$10,000	$10,000	$20,000
Deemed contribution of IP	500,000		500,000
Cash contributions	5,200,000		5,200,000
Contributions required for 25% of payments to Framatome		250,000	250,000	(A)
Allocation of net loss	(1,000,000)		(1,000,000)	(B)
Ending capital accounts - March 31	4,710,000	260,000	4,970,000
	94.7686%	5.2314%	100.0000%
Distribution	(1,895,372)	(104,628)	(2,000,000)
Capital Accounts after distributions	$2,814,628	$155,372	$2,970,000

(A) Entire $1,000,000 loss consists of amounts paid to Framatome for R&D triggering a 25% required contribution under Section 4.2(f) of the Operating Agreement.

(B) 100% allocation of net loss to Lightbridge to get capital accounts as close as possible to 50%/50% as required under section 8.4(b). of the Operating Agreement.

A required but unpaid contribution by Framatome results in a receivable. For purposes of determining the allocation of distributions the recording of the receivable increases Framatome’s Capital Account. The BOD may decide to offset a distribution, in whole or in part, against the receivable (i.e. consider a portion of the distribution paid by forgiveness of the receivable).

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Example 2

On March 20, the BOD votes to make a distribution, based on March 31 Capital Accounts, payable April 10, to cover the members’ estimated tax payments based on first quarter net income. Net income is $800,000 all allocated to Framatome. Framatome’s combined federal, state and local income tax rate is assumed to be 30%. The tax payment to Framatome would be $240,000 ($800,000 @ 30%). Based on the March 31 capital accounts as shown below, the distribution would need to be $516,923.08 in order for the distribution to be in accordance with the Capital Accounts and still get the required $240,000 to Framatome.

In this example, net income for purposes of accounting under the Operating Agreement is assumed to equal taxable income,

	Lightbridge	Framatome	Total
Opening Capital Accounts - January 1	$3,000,000.00	$1,800,000.00	$4,800,000.00
Allocation of net income		800,000.00	800,000.00	(C)
Ending capital accounts- March 31	3,000,000.00	2,600,000.00	5,600,000.00
	53.5714%	46.4286%	100.0000%
Distribution	(276,923.08)	(240,000.00)	(516,923.08)
Capital Accounts after distributions	$2,723,076.92	$2,360,000.00	$5,083,076.92

(C) 100% allocation of net income to Framatome to get capital accounts as close as possible to 50%/50% as required by Section 8.4(b) of the Operating Agreement.

Example 3

On December 20, 2022 the BOO, giving consideration to projected Capital Accounts and cash projected at December 31, 2022, votes to make a $1,800,000 distribution payable January 15, 2023 based on Capital Accounts at December 31 2022.

The 2022 activity and the subsequent distributions were as follows:

	Lightbridge	Framatome	Total
Opening Capital Accounts -January 1, 2022	$5,000,000	$3,200,000	$8,200,000
Cash distributions during the year	(1,200,000)	(1,000,000)	(2,200,000)	(D)
Allocation of net income	-	1,300,000	1,300,000	(E)
Ending capital accounts - December 31, 2022	3,800,000	3,500,000	7,300,000
	52.0548%	47.9452%	100,0000%
Distribution	(936,986)	(863,014)	(1,800,000)
Capital Accounts after distributions	$2,863,014	$2,636,986	$5,500,000

(D) Distributions during the year were not in proportion to opening Capital Accounts because net income through various interim dates changed the proportions.

(E) 100% allocation of net income to Framatome to get capital accounts as close as possible to 50%/50% as required by Section 8.4(b) of the Operating Agreement.

This Amendment One may be executed by the Members in one or more counterparts, all of which shall be considered one and the same, and all of which shall have an effective date of May 7, 2018. All other sections of the OA in effect prior to this Amendment One shall continue in full force and effect.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned, who are all of the Members of the Company, intending to be legally bound, have executed this Amendment One as of the date(s) set forth below, with such Amendment One to be effective as of May 7, 2018,

LIGHTBRIDGE CORPORATION

By:	/s/ Seth Grae	Date: May 8, 2018
Name:	Seth Grae
Title:	President and Chief Executive Officer

FRAMATOME INC.

By:	/s/ Robert Freeman	Date: May 8, 2018
Name:	Robert Freeman
Title:	Vice President, Fuel Commercial and Customer Center

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